As filed with the Securities and Exchange Commission on May 21, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NYSE EURONEXT

(Exact name of registrant as specified in its charter)

Delaware	20-5110848
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Wall Street, New York, New York 10005

(212) 656-3000

(Address of Principal Executive Offices) (Zip Code)

NYSE EURONEXT OMNIBUS INCENTIVE PLAN

(Full title of the plan)

John K. Halvey, Esq.

Group Executive Vice President

and General Counsel

NYSE Euronext

11 Wall Street, New York, New York 10005

(Name and address of agent for service)

(212) 656-3000

(Telephone number, including area code, of agent for service)

Copies to:

Joseph A. Hall, Esq.

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.01 per share	9,000,000	$23.61	$212,490,000	$11,900

(1)	The number of shares being registered represents the estimated maximum number issuable under the NYSE Euronext Omnibus Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes such additional shares of common stock as may be issuable pursuant to the Plan to prevent dilution as a result of stock dividends, stock splits, recapitalizations or other similar events.
(2)	Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share and aggregate offering price were calculated by reference to (i) the weighted average price at which outstanding awards were granted under the Plan (1,731,086 shares at $21.57 per share) and (ii) for shares reserved for future awards under the Plan, the average of the high and low prices for the shares as reported in the consolidated reporting system on May 14, 2009 (7,268,914 shares at $24.10 per share), in accordance with Rules 457(c) and (h)(1) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Annual Information.*

*All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by NYSE Euronext (the “Company”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this registration statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(b)	All other reports filed with the Commission by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2008, including (1) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and (2) the Current Reports on Form 8-K filed on January 16, 2009, April 3, 2009 and April 23, 2009.

(c)	The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission by the Company on April 3, 2007, and any amendment or report filed with the Commission by the Company for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock offered under this registration statement is being passed upon for the Company by John K. Halvey, Esq., Group Executive Vice President and General Counsel of the Company. Mr. Halvey is an officer and employee of the Company and, as such, participates in certain of the Company’s benefit plans, including the NYSE Euronext Omnibus Incentive Plan. Mr. Halvey has an employment contract with the Company and holds vested and unvested restricted stock units of the Company.

Item 6.	Indemnification of Directors and Officers.

The Amended and Restated Bylaws of the Company provide that the directors and officers (and legal representatives of such directors and officers) will be indemnified to the fullest extent authorized by the Delaware General Corporation Law (the “DGCL”) with respect to third-party actions, suits, investigations or proceedings and such indemnification will continue as to a person who has ceased to be a director, officer or employee or agent and will inure to the benefit of his or her heirs, executors and administrators. The Amended and Restated Bylaws of the Company further provide that directors and officers (and legal representatives of such directors and officers) will be indemnified with respect to actions or suits initiated by such person only if such action was authorized by the board of directors. The Amended and Restated Bylaws of the Company allow the Company to pay all expenses incurred by a director or officer (or legal representatives of such directors or officers) in defending any proceeding within the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by such party to repay all amounts so advanced if it shall ultimately be determined that such director or officer was not entitled to indemnity by the Company. The Amended and Restated Bylaws of the Company further provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Company maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-8 (File No. 333-141869)).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

5	Opinion regarding legality.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of counsel (included in Exhibit 5).

24	Power of attorney (included on signature pages to this registration statement).

99	NYSE Euronext Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 20, 2008).

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of May, 2009.

NYSE EURONEXT

By:	/S/ JOHN K. HALVEY
	Name:	John K. Halvey
	Title:	Group Executive Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Duncan L. Niederauer, Michael S. Geltzeiler and John K. Halvey, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with said Commission of this registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other filings and documents in connection therewith, with said Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other filings or documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto each said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ DUNCAN L. NIEDERAUER Duncan L. Niederauer	Director and Chief Executive Officer (principal executive officer)	May 21, 2009

/S/ MICHAEL S. GELTZEILER Michael S. Geltzeiler	Group Executive Vice President and Chief Financial Officer (principal financial officer)	May 21, 2009

/S/ STÉPHANE BIEHLER Stéphane Biehler	Senior Vice President, Chief Accounting Officer and Corporate Controller (principal accounting officer)	May 21, 2009

Signature	Title	Date

/S/ JAN-MICHIEL HESSELS Jan-Michiel Hessels	Director (Chairman)	May 21, 2009

/S/ MARSHALL N. CARTER Marshall N. Carter	Director (Deputy Chairman)	May 21, 2009

/S/ JEAN-FRANÇOIS THÉODORE Jean-François Théodore	Director	May 21, 2009

/S/ ELLYN L. BROWN Ellyn L. Brown	Director	May 21, 2009

/S/ PATRICIA M. CLOHERTY Patricia M. Cloherty	Director	May 21, 2009

/S/ SIR GEORGE COX Sir George Cox	Director	May 21, 2009

/S/ SYLVAIN HEFES Sylvain Hefes	Director	May 21, 2009

/S/ DOMINIQUE HOENN Dominique Hoenn	Director	May 21, 2009

/S/ SHIRLEY ANN JACKSON Shirley Ann Jackson	Director	May 21, 2009

/S/ JAMES S. MCDONALD James S. McDonald	Director	May 21, 2009

/S/ DUNCAN M. MCFARLAND Duncan M. McFarland	Director	May 21, 2009

/S/ JAMES J. MCNULTY James J. McNulty	Director	May 21, 2009

/S/ BARON JEAN PETERBROECK Baron Jean Peterbroeck	Director	May 21, 2009

/S/ ALICE M. RIVLIN Alice M. Rivlin	Director	May 21, 2009

/S/ RICARDO SALGADO Ricardo Salgado	Director	May 21, 2009

Signature	Title	Date

/S/ RIJNHARD VAN TETS Rijnhard van Tets	Director	May 21, 2009

/S/ SIR BRIAN WILLIAMSON Sir Brian Williamson	Director	May 21, 2009

INDEX TO EXHIBITS

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-8 (File No. 333-141869)).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

5	Opinion regarding legality.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of counsel (included in Exhibit 5).

24	Power of attorney (included on signature pages to this registration statement).

99	NYSE Euronext Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 20, 2008).